Exhibit 10.1

fifth Amendment to the
PARSONS EMPLOYEE STOCK OWNERSHIP PLAN
2019 Amendment and Restatement

The Parsons Employee Stock Ownership Plan 2019 Amendment and Restatement (as amended, the “Plan”) is hereby amended as follows, in each case, effective as of the dates indicated below:

1.	Effective May 16, 2022, Sections 8.2(a)(2), 8.2(b)(2) and 8.2(c)(2) are hereby amended and restated in their entirety to read:

(2) Form: The Participant’s vested Account consisting of Company Stock shall be distributed in a lump sum.

2.

Effective May 16, 2022, the amendments to the form of distribution described above shall be implemented with respect to all Participants who make an initial application to receive distributions. Each Participant who previously elected installment distributions and has, prior to May 16, 2022, received payment of at least one installment, but who has not received full payment of their vested Account balance, shall have the opportunity to elect, prior to May 31, 2022, to continue to receive installment payments in accordance with the Participant’s existing payment election. Any such Participant who does not affirmatively elect to continue to receive payments in accordance with their existing installment payment election prior to May 31, 2022, shall receive a lump sum distribution of their vested Account balance on or about June 15, 2022.

IN WITNESS WHEREOF, this instrument of amendment is executed this 28th day of April, 2022.

PARSONS CORPORATION

By:

Name:

Title: __________________________________